UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2007

V2K International, Inc.
(Exact name of registrant as specified in its charter)

Colorado	333-141201	20-5614030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13949 West Colfax Avenue, Suite 250, Lakewood, Colorado 80401
                       (Address of principal executive offices)                    (Zip Code)

Registrant’s telephone number, including area code: (303) 202-1120

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 23, 2007, V2K International, Inc. elected Ed Williams to serve as a director, filling a vacancy creating by increasing the number of directors to six.  Prior to his election to the board, Mr. Williams did not engage in any transactions with V2K.

Mr. Williams retired as the Senior Vice President of Marketing at Mohawk Industries, Inc. in August 2006, after having served in that position since 1996.  Mohawk Industries, Inc. is a supplier of flooring for both residential and commercial applications headquartered in Calhoun, Georgia, whose stock is traded on the New York Stock Exchange.  His career in the carpet industry began in 1964 when he started with Evans & Black Carpet Company.  He joined Galaxy Carpet Mills in 1972 and then started his own company, North American Carpet Corporation.  Galaxy Carpet Mills purchased North American Carpet Corporation in 1986 and Mr. Williams went on to become the President and COO of Galaxy until the purchase of Galaxy by Mohawk Industries in 1996.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V2K INTERNATIONAL, INC.
October 25, 2007	By: /s/ Samuel Smith Samuel Smith, Vice President